                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Elizabeth Boland:    617-673-8000

MEDIA CONTACT:
Ilene Hoffer:        617-673-8000


                    BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
                      THIRD QUARTER 2004 FINANCIAL RESULTS


BOSTON, MA - (October 26, 2004) - Bright Horizons Family Solutions, Inc. (Nasdaq: BFAM) today announced financial results for the third quarter ended September 30, 2004.

Earnings per diluted share of $0.49 in the quarter ended September 30, 2004 increased 32% from $0.37 per diluted share for the quarter ended September 30, 2003. Revenue for the third quarter increased 18% to $139.0 million from $118.1 million for the same quarter last year. Net income for the third quarter of 2004 increased 34% to $6.8 million from $5.0 million in the third quarter of 2003.

Earnings per diluted share of $1.42 for the nine months ended September 30, 2004 increased 28% from $1.11 per diluted share for the nine months ended September 30, 2003. Revenue for the first nine months of 2004 increased 17% to $407.1 million from $347.5 million for the same period last year. Net income for the first nine months of 2004 increased 34% to $19.8 million from $14.7 million in the first nine months of 2003.

Bright Horizons added 31 new centers this quarter to its network of early education and family centers in the U.S., UK, Ireland and Canada. New additions this quarter included Symbol Technology in New York, Virginia Mason Medical Center in Seattle, the sixth center for USAA in Phoenix, the second center for Cambridge University in England, and the national network of family centers for UAW-Ford. The Company closed one center in the third quarter and, as of September 30, 2004, operated 555 early care and family centers with the capacity to serve more than 61,500 children and families.

"Our strong performance again this quarter is a direct result of our ability to consistently provide high quality and innovative solutions while successfully managing the day-to-day operations at our network of centers in 39 states and 4 countries," said David Lissy, Chief Executive Officer of Bright Horizons. "We are truly pleased with these results, and are proud of the hard work and dedication of our entire family of employees - it is their efforts and contributions that allow us to deliver on our mission to help children, families, and employers work together to be their very best."

"We are very proud of our 53 clients who were recently recognized by Working Mother magazine among the 2004 "100 Best Companies for Working Mothers", including 9 of the top 10 companies," continued Lissy. This annual recognition highlights leading employers who have demonstrated a significant commitment to providing workplaces that embrace working mothers, who as a group have been the single fastest growing segment of the American workforce since 1980. "These outstanding employers recognize that providing quality work-site child care and other programs that help employees better integrate the challenges of work and life are key to their business success," added Lissy.

Bright Horizons Family Solutions will host an investor conference call today at 4:30 pm EDT. The public is invited to listen to the conference call by dialing 713-481-0086. Replays of the entire call will be available through Friday, November 12, 2004 at 973-341-3080, PIN# 5270306. The conference call will also be webcast and can be accessed through the Investor Relations section of the Bright Horizons Web site, www.brighthorizons.com. A copy of this press release is also available on the Web site.

                                      ####

Bright Horizons Family Solutions is the world's leading provider of employer-sponsored child care, early education and work/life consulting services, managing more than 550 early care and family centers in the United States, the United Kingdom, Ireland and Canada. Bright Horizons serves more than 400 clients, including more than 80 FORTUNE 500 companies and more than half of the "100 Best Companies for Working Mothers," as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work for in America."

This press release contains forward-looking statements, which involve a number of risks and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company to 1) execute contracts relating to new commitments, 2) to enroll families in new as well as existing centers, and 3) to open new centers for clients who control construction, and the impact of government tax and fiscal policies on employers considering work-site child care, as well as other factors that are discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)


                                                                   Three months ended
                                                 ------------------------------------------------
                                                       9/30/2004                  9/30/2003
                                                 ---------------------      ---------------------
Revenue                                          $ 138,954       100.0%     $ 118,085       100.0%

Cost of services                                   116,025        83.5%       100,178        84.8%
                                                 ---------      ------      ---------      ------
Gross profit                                        22,929        16.5%        17,907        15.2%

Selling, general and administrative expenses        10,991         7.9%         9,122         7.7%
Amortization                                           354         0.3%            67         0.1%
                                                 ---------      ------      ---------      ------

Income from operations                              11,584         8.3%         8,718         7.4%

Net interest income (expense)                           72         0.1%           (33)        0.0%
                                                 ---------      ------      ---------      ------

Income before income taxes                          11,656         8.4%         8,685         7.4%

Income tax provision                                (4,877)       -3.5%        (3,640)       -3.1%
                                                 ---------      ------      ---------      ------

Net income                                       $   6,779         4.9%     $   5,045         4.3%
                                                 =========      ======      =========      ======

PER SHARE DATA:
Net income per share - basic                     $    0.51                  $    0.39
                                                 =========                  =========
Weighted average number of common
 shares outstanding                                 13,300                     12,839
                                                 =========                  =========

Net income per share - diluted                   $    0.49                  $    0.37
                                                 =========                  =========
Weighted average number of common
and common equivalent shares                        13,941                     13,524
                                                 =========                  =========

SUPPLEMENTAL INFORMATION:

Earnings before interest, taxes,
     depreciation and amortization (EBITDA)*     $  14,737                  $  11,485

Reconciliation of net income to EBITDA:

Net income, as reported                          $   6,779                  $   5,045
Add back income tax provision                        4,877                      3,640
Less net interest income (expense)                     (72)                        33
                                                 ---------                  ---------
Income from operations                              11,584                      8,718
Add back depreciation                                2,799                      2,700
Add back amortization                                  354                         67
                                                 ---------                  ---------
EBITDA                                           $  14,737                  $  11,485


* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.

                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)


                                                                Nine months ended
                                                 ----------------------------------------------
                                                       9/30/2004                  9/30/2003
                                                 --------------------      --------------------
Revenue                                          $ 407,101      100.0%     $ 347,539      100.0%

Cost of services                                   340,230       83.6%       294,508       84.7%
                                                 ---------      -----      ---------      -----
Gross profit                                        66,871       16.4%        53,031       15.3%

Selling, general and administrative expenses        32,270        7.9%        27,572        7.9%
Amortization                                           798        0.2%           282        0.1%
                                                 ---------      -----      ---------      -----

Income from operations                              33,803        8.3%        25,177        7.3%

Net interest income                                    167        0.0%            82        0.0%
                                                 ---------      -----      ---------      -----

Income before income taxes                          33,970        8.3%        25,259        7.3%

Income tax provision                               (14,210)      -3.4%       (10,559)      -3.1%
                                                 ---------      -----      ---------      -----

Net income                                       $  19,760        4.9%     $  14,700        4.2%
                                                 =========      =====      =========      =====

PER SHARE DATA:
Net income per share - basic                     $    1.50                 $     1.16
                                                 =========                 ==========
Weighted average number of common
 shares outstanding                                 13,214                     12,631
                                                 =========                 ==========

Net income per share - diluted                   $    1.42                 $     1.11
                                                 =========                 ==========
Weighted average number of common
and common equivalent shares                        13,879                     13,261
                                                 =========                 ==========

SUPPLEMENTAL INFORMATION:

Earnings before interest, taxes,
     depreciation and amortization (EBITDA)*     $  42,898                 $   33,181

Reconciliation of net income to EBITDA:

Net income, as reported                          $  19,760                 $   14,700
Add back income tax provision                       14,210                     10,559
Less net interest income                              (167)                       (82)
                                                 ---------                 ----------
Income from operations                              33,803                     25,177
Add back depreciation                                8,297                      7,722
Add back amortization                                  798                        282
                                                 ---------                 ----------
EBITDA                                           $  42,898                 $   33,181


* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.